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                      SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                           THE SECURITIES EXCHANGE ACT OF 1934


Date of Report:  January 19, 1999            Commission file number 1-5805



                        THE CHASE MANHATTAN CORPORATION
             (Exact name of registrant as specified in its charter)


       Delaware                                              13-2624428
(State or other jurisdiction                             (I.R.S. Employer
 of incorporation)                                        Identification No.)


     270 Park Avenue, New York, NY                               10017
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code (212) 270-6000

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Item 5. Other Events
--------------------

On January 19, 1999, The Chase Manhattan Corporation ("Chase") reported fourth quarter 1998 diluted operating earnings per share of $1.31, compared with $.94 per share in the same 1997 quarter. Operating earnings and reported net income in the fourth quarter of 1998 were $1.15 billion. Operating earnings and reported net income were $850 million and $874 million, respectively, in the 1997 quarter.

A copy of Chase's earnings press release is attached as an exhibit hereto.

Operating results (revenues and earnings) exclude the impact of credit card securitizations, restructuring costs and special items.

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits


The following exhibit is filed with this report:


Exhibit Number                                   Description

   99.1                          Press Release - 1998 Fourth Quarter Earnings.


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                                   SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.









                                               THE CHASE MANHATTAN CORPORATION
                                                        (Registrant)




Dated January  22, 1999                  by   /s/JOSEPH L. SCLAFANI
      -----------------                      ------------------------
                                         Joseph L. Sclafani
                                         Executive Vice President and Controller
                                         [Principal Accounting Officer]


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                                 EXHIBIT INDEX



Exhibit Number                    Description             Page at Which Located

     99.1               Press Release - 1998 Fourth
                                       Quarter Earnings                6





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